EXHIBIT 16.1

{Michaelson & Co., P.A. Letterhead}

June 24, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE: Asconi Corporation (Commission File No.000-23712)

Dear Sir/Madam,

We have read the comments in Item 4 of Form 8-K of Asconi Corporation dated June 22, 2004 and agree with the statements relating only to Michaelson & Co., P.A. contained therein.

Sincerely,

/s/ William M. Michaelson
William M. Michaelson, CPA
Michaelson & Co., P.A.